UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2023

CytomX Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd
Suite 400
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 515-3185

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2023, CytomX Therapeutics, Inc. (the “Company”) entered into a Transition Agreement (the “Transition Agreement”) with AbbVie Global Enterprises Ltd. (“AbbVie”), pursuant to which the Company regained exclusive worldwide rights to develop CX-2029, a CD71-targeting conditionally activated antibody drug conjugate. The Transition Agreement supersedes the recently terminated CD71 Co-Development and License Agreement (the “Collaboration Agreement”) entered into between the Company and AbbVie Ireland Unlimited Company (an affiliate entity of AbbVie) in 2016 and grants certain intellectual property rights from AbbVie to enable the continued development of CX-2029 by Company for all human and nonhuman diagnostic, prophylactic, and therapeutic uses.

Pursuant to the Transition Agreement, AbbVie is eligible to receive tiered sales royalties for CX-2029 ranging from the low-to-mid single digit percentages. CytomX will also pay Seattle Genetics, Inc. (“Seagen”) potential future development, regulatory, and commercial milestones, and tiered sales royalties ranging from the mid-to-high single digits percentages related to certain CX-2029 linker payload technology licensed from Seagen. The Company’s royalty obligations for a particular CX-2029 product sold in any country shall continue until the later of (i) the date on which such CX-2029 product is no longer covered by certain patent rights in such country, (ii) the loss of regulatory exclusivity for such CX-2029 product in such country, or (iii) the tenth anniversary of the first commercial sale for such CX-2029 product in such country.

The Transition Agreement will continue in effect on a country-by-country basis until the expiration of the obligation to make payments under the Transition Agreement with respect to CX-2029 in each country, unless earlier terminated by either party pursuant to its terms. Either the Company or AbbVie may terminate the Transition Agreement for the other party’s insolvency or certain uncured breaches; the Company may terminate the Transition Agreement without cause; and AbbVie may terminate the Transition Agreement if the Company or any of its sublicensees or affiliates challenge certain Seagen patents.

The foregoing summary of the material terms and conditions of the Transition Agreement is qualified in its entirety by the full agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q. The Company intends to omit certain confidential portions of the Transition Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: August 24, 2023	By:	/s/ Lloyd Rowland
Lloyd Rowland SVP, General Counsel